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                                    March 24, 1997



(213)229-7000                                                      C26181-00024

Evans Withycombe Residential, Inc.
Evans Withycombe Residential, L.P.
6991 East Camelback Road, Suite A-200
Scottsdale, Arizona 85251

     Re: Registration Statement on Form S-3
         (Registration Nos. 333-19879 and 333-19879-01)

Ladies and Gentlemen:

     We have acted as special counsel for Evans Withycombe Residential, Inc., a Maryland corporation (the "Company"), and Evans Withycombe Residential, L.P., a Delaware limited partnership (the "Operating Partnership" and together with the Company, the "Registrants") in connection with (A) the preparation of the Registrants' Registration Statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), for (x) the registration of the sale by the Company from time to time of up to $125,000,000 maximum aggregate initial offering price of (i) shares of the Company's Preferred Stock, par value $.01 per share,
(ii) shares of the Company's Common Stock, par value $.01 per share,
(iii) Warrants to purchase Preferred Stock or Common Stock ("Warrants") or
(iv) unconditional guarantees of the Company of unsecured non-convertible debt securities of the Operating Partnership; and (y) the registration of the sale by the Operating Partnership from time to time of up to $200,000,000 maximum aggregate initial offering price of debt securities of the Operating Partnership ("Debt Securities"); and (B) the issuance and sale of the Operating Partnership of $75,000,000 principal amount of its Notes due 2004 (the "2004 Notes") and $50,000,000 principal amount of its Notes due 2007 (the "2007 Notes" and

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Evans Withycombe Residential, Inc.
Evans Withycombe Residential, L.P.
March 24, 1997
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together with the 2004 Notes, the "Notes") under the Registration Statement and pursuant to an indenture (the "Indenture") to be entered into between the Operating Partnership and Bank One, Columbus, NA, as trustee (the "Trustee"). The Notes are to be publicly offered and sold by Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan & Co. and J.P. Morgan Securities Inc. (collectively, the "Underwriters"). The Notes will be acquired by the Underwriters pursuant to the terms of a Purchase Agreement (the "Purchase Agreement") to be entered into among the Company, the Operating Partnership and the Underwriters. Terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

     We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

     On the basis of and in reliance upon the foregoing examination, inquiries and assumptions, and such other matters of fact and upon the examination of such other questions of law as we deem appropriate, and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that:

     (i) The Notes, when executed, issued, delivered and paid for in accordance with the terms of the Indenture and the Purchase Agreement (assuming due execution and delivery of the Purchase Agreement and the Indenture and authentication of the Notes by the Trustee and payment for the Notes by the Underwriters), will be binding obligations of the Operating Partnership; and

     (ii) When the Operating Partnership and a trustee execute and deliver an indenture and the specific terms of a particular Debt Security have been duly authorized and established in accordance with such indenture, and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with such indenture, against payment therefor or upon exchange in accordance with the applicable underwriting or other agreement, such Debt Security will constitute the valid and binding obligations of the Operating Partnership.

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Evans Withycombe Residential, Inc.
Evans Withycombe Residential, L.P.
March 24, 1997
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     Our opinion in (i) above is subject to (a) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditor's rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (b) the limitations imposed by general principals of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); (c) our assumptions that there exist no agreements, understandings or negotiations among the parties to the Indenture or to the Purchase Agreement that would modify the terms of either thereof or the respective rights or obligations of the parties thereunder; and (d) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded.

     Our opinion in (ii) above is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any such Debt Security:

     (a) the Board of Directors of the Company, in its capacity as general partner of the Operating Partnership, shall have duly established the terms of such Debt Security and duly authorized the issuance and sale of such Debt Security and such authorization shall not have been modified or rescinded;

     (b) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded;

     (c) the applicable indentures, if any, shall have been duly authorized, executed and delivered by the Operating Partnership and the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and properly filed as an exhibit to the Registration Statement;

     (d) in the case of an indenture, Debt Security or agreement pursuant to which any Warrants are to be issued, there shall be no terms or provisions contained therein which would have the effect, under applicable law, of vitiating the validity and binding nature of such instrument; and

     (e) there will not have occurred any change in law affecting the validity or enforceability of such Debt Security.

     We have also assumed that none of the terms of any Debt Security to be established subsequent to the date hereof, nor the issuance and delivery of such Debt Security, nor

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Evans Withycombe Residential, Inc.
Evans Withycombe Residential, L.P.
March 24, 1997
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the compliance by the Operating Partnership with the terms of such Debt
Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Debt Security, or any restriction imposed by any court or governmental body having jurisdiction over the Debt Security.

     This opinion is limited to the present laws of the State of New York as presently in effect, to the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed. We understand that you have received an opinion of Ballard Spahr Andrews & Ingersoll with respect to the Common Stock, the Preferred Stock, the Warrants, the Guarantees and certain other matters.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Registration Statement, the related Prospectus and the Prospectus Supplement relating to the Notes. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission under the Securities Act.

                                       Very truly yours,


                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                       GIBSON, DUNN & CRUTCHER LLP